SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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[ ]	Definitive Additional Materials.
[ ]	Soliciting Material Pursuant to Sec. 240.14a-12.

Pacific Select Fund

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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August 11, 2015

Dear Contract Owner:

Re:  American Funds Growth-Income Portfolio, a series of Pacific Select Fund

Attached is a Proxy Statement that relates to a proposed change with respect to the American Funds Growth-Income Portfolio, a series of Pacific Select Fund (the “PSF Liquidating Fund”), which is an investment option under your variable life insurance or variable annuity contract (each a “Contract”) issued by Pacific Life Insurance Company or Pacific Life & Annuity Company (together, “Pacific Life”). The PSF Liquidating Fund invests in Class 1 shares of the Growth-Income Fund (the “Underlying Fund”), a series of the American Funds Insurance Series.

As a Contract Owner with an investment interest in the PSF Liquidating Fund as of July 31, 2015, you are entitled to vote on the Plan of Substitution for the PSF Liquidating Fund. The Plan of Substitution provides for the substitution of your current interests in the PSF Liquidating Fund (which invests in the Underlying Fund), with interests directly in the Underlying Fund.

The Substitution is being proposed to provide a simpler fund structure and to provide Contract Owners with more direct access to the American Funds Insurance Series. If the Substitution is approved:

•	The current master-feeder structure would be eliminated;

•	Your investment interest would be directly in a series of the American Funds Insurance Series rather than in a series of Pacific Select Fund which then invests in the American Funds Insurance Series;

•	Your shares of the PSF Liquidating Fund would be substituted with shares of the Underlying Fund; and

•	The PSF Liquidating Fund would be liquidated.

The American Funds Insurance Series Underlying Fund is managed by Capital Research and Management CompanySM (“Capital Research”), which is not affiliated with Pacific Life. Pacific Life selected the Underlying Fund as the substitute fund because it is the same fund in which the PSF Liquidating Fund currently invests. If shareholders of the PSF Liquidating Fund approve the Plan of Substitution, you would become a beneficial owner of the Underlying Fund, which would then be an investment option under your Contract. The proxy does not seek to change the benefits or provisions of your Contract. A copy of the Summary Prospectus for the Underlying Fund is being provided to you along with the Proxy Statement.

Management of Pacific Life recommends that you vote “For” the Plan of Substitution as described in the enclosed Proxy Statement. Since Substitution is an insurance company matter, neither the Board of Trustees nor the Adviser of Pacific Select Fund have any role or responsibility in selecting the Underlying Fund or in implementing the Substitution.

Please read the Proxy Statement and consider it carefully before casting your voting instruction. We appreciate your participation and prompt response in this matter and thank you for your continued support.

Sincerely,

James T. Morris	Mary Ann Brown
Chairman & Chief Executive Officer,	Executive Vice President,
Pacific Life Insurance Company and	Pacific Life Insurance Company and
Pacific Life & Annuity Company	Pacific Life & Annuity Company

PACIFIC LIFE INSURANCE COMPANY

700 Newport Center Drive, Newport Beach, California 92660-6307, Telephone (949) 219-3011

Notice of Special Meeting of Shareholders

of the American Funds Growth-Income Portfolio of Pacific Select Fund

Scheduled for September 29, 2015

Dear Contract Owner:

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (“Meeting”) of the American Funds Growth-Income Portfolio (the “PSF Liquidating Fund”), a series of Pacific Select Fund (“PSF”), is scheduled for September 29, 2015 at 10:00 a.m. Pacific Time, at the offices of Pacific Life Insurance Company at 700 Newport Center Drive, Newport Beach, California, 92660 for the following purposes:

(1)	To approve a Plan of Substitution providing for the substitution of shares of the PSF Liquidating Fund with Class 4 shares of the Growth-Income Fund, a series of the American Funds Insurance Series; and

(2)	To transact such other business that may properly come before the Meeting, or any adjournment(s) or postponement(s) thereof, in the discretion of the proxies or their substitutes.

Shareholders of record at the close of business on July 31, 2015, are entitled to notice of, and to vote at, the Meeting and any adjournment(s) or postponement(s) thereof. Owners of variable life insurance policies and variable annuity contracts having a beneficial interest in the PSF Liquidating Fund on the record date are entitled to vote as though they were direct shareholders of that fund. Please read the enclosed Proxy Statement carefully for information concerning the proposal to be considered at the Meeting.

You are cordially invited to attend the Meeting. Shareholders who do not expect to attend the Meeting are requested to complete, sign, and return the enclosed voting instruction promptly, vote telephonically by calling (888) 227-9349 or vote on the Internet by logging onto www.proxyonline.com and following the online instructions. Management of Pacific Life recommends that shareholders vote in favor of the proposal.

Please respond — your vote is important. Whether or not you plan to attend the Meeting, please vote by mail, telephone or Internet. Voting instructions must be received by 10:00 a.m. Eastern Time (7:00 a.m. Pacific Time) on September 29, 2015. If you vote by mail, only voting instructions received at the address shown on the enclosed postage paid envelope will be counted.

By Order of the Board of Trustees of Pacific Select Fund

Jane M. Guon, Secretary

Pacific Select Fund

August 11, 2015

700 Newport Center Drive, Post Office Box 7500, Newport Beach, California 92660

PROXY STATEMENT

August  11, 2015

SPECIAL MEETING OF SHAREHOLDERS

OF THE AMERICAN FUNDS GROWTH-INCOME PORTFOLIO OF PACIFIC SELECT FUND

TO BE HELD ON SEPTEMBER 29, 2015

Relating to the substitution of

shares of the American Funds Growth-Income Portfolio, a series of Pacific Select Fund with shares of the Growth-Income Fund, a series of American Funds Insurance Series.

INTRODUCTION

This proxy statement (“Proxy Statement”) relates to a Special Meeting of shareholders (the “Meeting”) of the American Funds Growth-Income Portfolio (the “PSF Liquidating Fund”), a separate series of Pacific Select Fund (“PSF” or the “Trust”), to be held on September 29, 2015. As more fully described in this Proxy Statement, the purpose of the Meeting is for shareholders of the PSF Liquidating Fund to consider and to vote on a proposed Plan of Substitution that would provide for the substitution of shares of the PSF Liquidating Fund with Class 4 shares of the Growth-Income Fund (the “Underlying Fund”), a series of the American Funds Insurance Series (the “Substitution”).

YOU SHOULD READ THIS ENTIRE PROXY STATEMENT CAREFULLY, INCLUDING THE APPENDICES, AND REVIEW THE PLAN OF SUBSTITUTION, WHICH IS ATTACHED AS APPENDIX A, AS WELL AS THE UNDERLYING FUND’S SUMMARY PROSPECTUS DATED MAY 1, 2015, WHICH IS BEING PROVIDED TO YOU ALONG WITH THIS PROXY STATEMENT. ALSO, YOU SHOULD CONSULT THE UNDERLYING FUND’S STATUTORY PROSPECTUS DATED MAY 1, 2015, FOR MORE INFORMATION ABOUT THE UNDERLYING FUND.

BACKGROUND

The PSF Liquidating Fund is available only as an underlying investment vehicle for variable life insurance policies and variable annuity contracts (each a “Contract”) issued or administered by Pacific Life Insurance Company (“PLIC”) and Pacific Life & Annuity Company (“PL&A”, and together with PLIC, “Pacific Life”). Variable Contract Owners who select the PSF Liquidating Fund for investment through a Pacific Life Contract (the “Contract Owners”) have a beneficial interest in the PSF Liquidating Fund, but do not invest directly in or hold shares of the PSF Liquidating Fund. As a technical matter, Pacific Life, which uses the PSF Liquidating Fund as a funding vehicle, is the record shareholder of the PSF Liquidating Fund and the legal owner of the PSF Liquidating Fund’s shares. As such, Pacific Life has sole voting power with respect to its shares, but passes through any voting rights to Contract Owners. Accordingly, for ease of reference throughout this Proxy Statement, Contract Owners may also be referred to as “shareholders.”

As described more fully below, Pacific Life has determined that it will offer the Underlying Fund directly as an investment option to Contract Owners who have an interest in the PSF Liquidating Fund. Therefore, Contract Owners will be able to invest directly in the Underlying Fund rather than indirectly through a master-feeder structure. In addition, Pacific Life Fund Advisors LLC (the “Adviser”) the adviser of the PSF Liquidating Fund, has notified the Trust’s Board of Trustees (the “Board”) that it has determined to remove the PSF Liquidating Fund as an investment option for the Portfolio Optimization Portfolios, which are funds-of-funds that seek to achieve their investment goals by investing in Class P shares other funds of the Trust, resulting in the complete liquidation of the Class P shares of the PSF Liquidating Fund. As a result of these actions and upon the recommendation of the Adviser, the Board, including a majority of the Trustees who are not “interested persons” of the Trust, as defined in the Investment Company Act of 1940 (the “Independent Trustees”), considered and approved a Plan of Liquidation for the PSF Liquidating Fund and authorized sending a proxy statement to shareholders of the PSF Liquidating Fund to solicit approval of the Plan of Substitution. A shareholder vote is not required to liquidate the PSF Liquidating Fund under PSF’s charter documents; however, the Board has determined that the PSF Liquidating Fund should be liquidated if the applicable shareholders approve the Plan of Substitution. If the Plan of Substitution is not approved by the PSF Liquidating Fund’s shareholders, the PSF Liquidating Fund will not be liquidated. Thus, the liquidation of the PSF Liquidating Fund is contingent upon the shareholder approval of the Plan of Substitution.

The Trust has been advised that the management of Pacific Life recommends that Contract Owners of the PSF Liquidating Fund approve the Plan of Substitution.

THE LIQUIDATION

The Trust is a Massachusetts business trust. The Trust’s Amended and Restated Declaration of Trust provides that any fund of the Trust may be liquidated by the affirmative vote of a majority of the Trust’s Board.

Reasons for the Liquidation

The PSF Liquidating Fund, a series of PSF, currently invests exclusively in shares of the Underlying Fund. This is known as a “master-feeder” structure. Pacific Life advised the Board that it would begin offering the Underlying Fund directly as an investment option to Contract Owners who have an interest in the PSF Liquidating Fund on October 30, 2015. Therefore, Contract Owners will be able to invest directly in the Underlying Fund rather than indirectly through a master-feeder structure. This is expected to result in a slight reduction in fund-level fees and expenses for Contract Owners.

In addition, the Board noted that the Adviser had determined to remove the PSF Liquidating Fund as an investment option for the Portfolio Optimization Portfolios, which are funds-of-funds that seek to achieve their investment goals by investing in other funds of the Trust, which would result in the complete liquidation of the Class P shares of the PSF Liquidating Fund and a decrease of approximately $ 245.4 million in assets for the PSF Liquidating Fund. The PSF Liquidating Fund had assets of approximately $322.5 million as of June 30, 2015.

Accordingly, the Trust’s Board determined that if shareholders approve the Plan of Substitution, the Plan of Liquidation would be in the best interests of the PSF Liquidating Fund’s shareholders. Thus, at a meeting on March 25, 2015, the Board approved the Plan of Liquidation for the PSF Liquidating Fund, subject to shareholder approval of the Plan of Substitution, which is described in further detail below.

SUMMARY OF THE PLAN OF SUBSTITUTION

The Plan of Substitution provides for the acceptance by Pacific Life, through its separate accounts, of Class 1 shares of the Underlying Fund in liquidation of the PSF Liquidating Fund, and the exchange by Pacific Life of those Class 1 shares for Class 4 shares of the Underlying Fund, for the benefit of Contract Owners having an interest in the PSF Liquidating Fund at the time of the Substitution. The Substitution is being proposed by Pacific Life to provide a simpler fund structure and to provide Contract Owners with more direct access to the Underlying Fund. Pacific Life represented to the Trust’s Board that shareholder approval of the Plan of Substitution would obviate the need for an SEC order to substitute the Underlying Fund for the PSF Liquidating Fund.

If the Substitution is approved:

•	The current master-feeder structure would be eliminated;

•	Your investment interest would be directly in a series of the American Funds Insurance Series rather than in a series of Pacific Select Fund which then invests in the American Funds Insurance Series; and

•	Your shares of the PSF Liquidating Fund would be substituted with shares of the Underlying Fund; and

•	The PSF Liquidating Fund would be liquidated.

The Plan of Substitution is structured so as not to result in any dilution of the interests of any shareholders. The terms and conditions under which the proposed substitution transaction may be consummated are set forth in the Plan of Substitution. Significant provisions of the Plan are summarized below; however, this summary is qualified in its entirety by reference to the Plan. Please refer to Appendix A to review the terms and conditions of the Plan of Substitution. The Plan of Substitution may be terminated by resolution of the Board or on certain other grounds.

Effect of the Plan of Substitution

If the Plan of Substitution is approved, each shareholder of the PSF Liquidating Fund will beneficially own, immediately after the Substitution, a number of Class 4 shares of the Underlying Fund having the same value as the value of the shares of the PSF Liquidating Fund beneficially owned by that shareholder immediately prior to the Substitution. Until the date of the Substitution, shareholders of the PSF Liquidating Fund will continue to be able to redeem or exchange their shares. Purchase and redemption requests for the PSF Liquidating Fund received after the Substitution will be treated as requests for the purchase or redemption of shares of the Underlying Fund. Following the Substitution, the PSF Liquidating Fund will hold no assets and be dissolved. After the Substitution, Contract Owners will indirectly bear the fees and expenses of the Underlying Fund; the Substitution will not result in any change to a Contract Owner’s fees or charges at the Contract level.

If the Substitution is approved, Contract Owners will no longer be able to access the Underlying Fund through a master-feeder structure that offers a feeder fund (the Liquidating Fund) serviced by the Adviser. Rather, Contract Owners will access the Underlying Fund more directly and therefore will no longer receive the benefit of performance monitoring and oversight of the Underlying Fund by the Adviser.

Rationale for the Plan of Substitution

The Plan of Substitution is being proposed by Pacific Life to provide a simpler structure and to provide Contract Owners with more direct access to the Underlying Fund once the PSF Liquidating Fund is liquidated. The Substitution is expected to result in a slight reduction in fund-level fees and expenses for Contract Owners.

Rationale for Selection of the Underlying Fund

Pacific Life selected the Underlying Fund for the Substitution because it is the same fund in which the PSF Liquidating Fund currently invests all of its assets. Pacific Life may be faced with potential conflicts of interest relating to its selection of the Underlying Fund (see Potential Benefits to the Adviser and its Affiliates section below for further information). Since Substitution is an insurance company matter, neither the Board of Trustees nor the Adviser of Pacific Select Fund have any role or responsibility in selecting the Underlying Fund or in implementing the Substitution.

Potential Benefits to the Adviser and its Affiliates

The Adviser or its affiliates may realize benefits as a result of the Plan of Substitution and may be faced with potential conflicts of interest relating to Pacific Life’s recommendation in favor of the Substitution. In that regard, it should be noted that an affiliate of Pacific Life will be paid by the distributor of the Underlying Fund (which is an affiliate of the investment adviser to American Funds Insurance Series) a fee at an annual rate of 0.25% of the average daily net assets of Contracts invested in the Underlying Fund for distribution expenses and/or for providing various services to shareholders pursuant to the Underlying Fund’s Class 4 Plan of Distribution. Currently, the PSF Liquidating Fund pays a fee at an annual rate of 0.20% of its average daily net assets to broker-dealers that provide various services to shareholders. In addition, the transfer agent for the Underlying Fund, which is an affiliate of the investment adviser to the American Funds Insurance Series, will pay Pacific Life a fee for providing certain administrative services. The fee for providing such services is an annual rate of 0.25%, payable quarterly and based on each quarter’s average daily net assets in the Underlying Fund attributable to Contract Owners.

Expenses of the Liquidation and Substitution

The Adviser will bear most of the expenses of the Liquidation and Substitution, including: preparation of this Proxy Statement, printing and distributing the proxy materials, the costs of soliciting and tallying voting instructions, the cost of any necessary filings with the SEC, legal fees, accounting fees, and expenses of holding shareholders’ meetings. Because Pacific Life will be exchanging Class 1 shares of the Underlying Fund for Class 4 shares of such fund, it is not expected that the Underlying Fund will need engage in the purchase or sale of portfolio holdings solely to affect the Plan of Substitution.

Tax Considerations: The Substitution will be a Non-taxable Event for Contract Owners.

Implementation of the Plan of Substitution will not cause the Contract Owners who invest in the PSF Liquidating Fund or the Underlying Fund to recognize any gain or loss for Federal income tax purposes from the transactions contemplated by the Plan of Substitution.

Comparison of the PSF Liquidating Fund and the Underlying Fund

The following is a summary comparison of certain facts relating to the PSF Liquidating Fund and the Underlying Fund (see COMPARISON OF FEES AND EXPENSES below for further details):

•	The PSF Liquidating Fund invests all of its assets in the Underlying Fund. Accordingly, the PSF Liquidating Fund and the Underlying Fund have nearly identical investment goals, investment strategies and risks.

•	The Underlying Fund outperformed the PSF Liquidating Fund for each of the past nine calendar years, and for the one and five-year periods, and for the period since inception of the PSF Liquidating Fund through December 31, 2014. The performance differences were modest because the PSF Liquidating Fund invests all of its assets in Class 1 shares of the Underlying Fund, and the differences are primarily attributable to the differences in fees between the two funds. See COMPARISON OF FUND PERFORMANCE below for further details.

•	The Underlying Fund had net assets of approximately $25.4 billion versus net assets of $550.6 million for the PSF Liquidating Fund, as of December 31, 2014.

•	The Underlying Fund has a lower total annual operating expense ratio than the PSF Liquidating Fund. See COMPARISON OF FEES AND EXPENSES below for further details.

Future Allocation of Premiums will be treated as orders for the Underlying Fund

Once the Substitution is approved and completed, Pacific Life has advised the Trust that all orders associated with new premiums or transfers (purchases and redemptions) to the PSF Liquidating Fund will be deemed a request for the purchase or redemption of shares of the Underlying Fund.

Purchases and Transfers into the PSF Liquidating Fund

Under the current schedule for the Plan of Liquidation, if approved by shareholders, purchases and transfers into the PSF Liquidating Fund may be accepted until the close of business on October 30, 2015.

Transfers out of the PSF Liquidating Fund

Shareholders may transfer out of the PSF Liquidating Fund into any investment option(s) available under their Contract, at any time up until October 30, 2015 (See your Contract and its product prospectus for further information). Any shares of the PSF Liquidating Fund held at the close of business on October 30, 2015 will automatically be substituted with shares of the Underlying Fund. Pacific Life has informed the Trust that the transfer out of the PSF Liquidating Fund into the Underlying Fund on October 30, 2015, will not count as a transfer for purposes of transfer limitations under the Contracts. Pacific Life will issue supplements to the prospectuses for its affected Contracts advising Contract Owners of their rights to transfer under their respective Contracts.

Failure to Approve the Proposal

If shareholders of the PSF Liquidating Fund do not approve the Plan of Substitution, neither the Plan of Substitution nor the Plan of Liquidation will be implemented. The Trust Board would then meet to consider what, if any, steps to take with respect to the PSF Liquidating Fund.

C OMPARISON OF FEES AND EXPENSES

The following discussion describes and compares the fees and expenses, (presented as an annual rate of average daily net assets of each respective fund), before and after the Adviser’s expense reimbursement, which shareholders pay in connection with investing in the PSF Liquidating Fund and the Underlying Fund for the year ended December 31, 2014.

	PSF Liquidating Fund Pacific Select Fund American Funds Growth-Income Portfolio Class I Shares	Underlying Fund American Funds Insurance Series Growth-Income Fund Class 4 Shares*
Adviser	Pacific Life Fund Advisors LLC	Capital Research and Management CompanySM
Effective Management Fee	1.02%	0.27%
Distribution and/or Service Fees	0.20%	0.25%
Other Expenses	0.04%	0.27%
Total Annual Operating Expenses	1.26% prior to current contractual fee waiver; 0.81% after contractual fee waiver, which is scheduled to terminate on April 30, 2016 unless renewed. There is no guarantee that the waiver will be renewed.	0.79%

* Class 1 shares of the Underlying Fund have an effective management fee at an annual rate of 0.27%, no distribution and/or service fee, estimated other expenses at an annual rate of 0.02%, for total annual operating expenses at an annual rate of 0.29%.

COMPARISON OF FUND PERFORMANCE

The bar charts below show how each Fund’s performance has varied and provide some indication of the risk of investing in each Fund. Returns do not reflect fees and expenses of any Contract, and would be lower if they did. Past performance is not a guarantee of future results.

Year-by-Year Total Returns

Pacific Select Fund, American Funds Growth-Income Portfolio (the PSF Liquidating Fund)

The bar chart below shows the performance of Class I shares of the PSF Liquidating Fund for each full calendar year since its inception on May 2, 2005.

Calendar Year Total Returns (%)

Highest/Lowest quarterly results during this period were:

Highest: Q2 2009 15.94%        Lowest: Q4 2008: (22.04%)

American Funds Insurance Series, Growth-Income Fund (the Underlying Fund)*

The bar chart below shows the performance of Class 4 shares of the Underlying Fund for each of the last 10 calendar years.

Calendar Year Total Returns (%)

Highest/Lowest quarterly results during this period were:

Highest: Q2 2009 15.96%        Lowest: Q4 2008: (22.01%)

*The Underlying Fund commenced investment operations on February 8, 1984. Class 4 shares began operations on December 14, 2012; therefore, results for the Underlying Fund prior to that date assume a hypothetical investment in Class 1 shares, reduced by the additional 0.50% annual expense that applies to Class 4 shares, 0 .25% of which is described in the “Plan of distribution” section of the Underlying Fund’s prospectus and 0.25% of which includes fees for administrative services provided by the insurance companies that include Class 4 shares of the Underlying Fund as an underlying investment in their variable contracts and is described in the “Fund expenses” section of the Underlying Fund’s prospectus.

Average Annual Total Returns (as of December 31, 2014)

The table below compares the performance of the PSF Liquidating Fund and the Class 4 shares of the Underlying Fund to the index for the PSF Liquidating and Underlying Funds (the “Index”).

	1 Year	5 Years	10 Years

PSF Liquidating Fund: PSF American Funds Growth-Income Portfolio	10.34%	13.27%	N/A*

Underlying Fund: American Funds Insurance Series Growth-Income Fund**	10.34%	13.42%	6.83%

S&P 500® Index+	13.69%	15.45%	7.67%

Lipper Growth and Income Funds Index+	8.77%	12.30%	6.37%

*  The total return of the Liquidating Fund since its inception on May 2, 2005 is 7.38%.

**	The Underlying Fund commenced investment operations on February 8, 1984. Class 4 shares began investment operations on December 14, 2012; therefore, results for the Underlying Fund prior to that date assume a hypothetical investment in Class 1 shares, reduced by the additional 0.50% annual expense that applies to Class 4 shares, 0.25% of which is payable under the Class 4 Plan of Distribution which is described in the “Plan of distribution” section of the Underlying Fund’s prospectus, and 0.25% of which includes fees for administrative services provided by the insurance companies that include Class 4 shares of the Underlying Fund as an underlying investment in their variable contracts which is described in the “Fund expenses” section of the Underlying Fund’s prospectus.

+  The index reflects reinvestment of dividends, but does not reflect any deduction for fees, expenses or taxes.

Relative Performance

The following table shows, for the periods shown, the average annual total return for the PSF Liquidating Fund, the Underlying Fund and the S&P 500® Index. An index has an inherent performance advantage over a fund since an index is fully invested and incurs no operating expenses. Total return is calculated assuming reinvestment of all dividends and capital gain distributions at net asset value. Returns do not reflect fees and expenses of any Contract, and would be lower if they did. Past performance is not a guarantee of future results.

	PSF Liquidating Fund*	Underlying Fund**	Index+
Calendar Year or Period	Pacific Select Fund, American Funds Growth-Income Portfolio Class I Shares	American Funds Insurance Series, Growth-Income Fund Class 4 Shares	S&P 500® Index
2015 thru June 30++	2.82%	2.84%	1.23%
2014	10.34%	10.34%	13.69%
2013	32.99%	33.32%	32.39%
2012	17.06%	17.21%	16.00%
2011	– 2.24%	– 2.09%	2.11%
2010	11.03%	11.16%	15.06%
2009	30.74%	30.89%	26.46%
2008	– 38.08%	– 37.99%	– 37.00%
2007	4.66%	4.80%	5.49%
2006	14.77%	14.93%	15.78%
2005	N/A	5.55%	4.91%

*	The Liquidating Fund commenced investment operations on May 2, 2005.
**

The Underlying Fund commenced investment operations on February 8, 1984. Class 4 shares began investment operations on December 14, 2012; therefore, results for the Underlying Fund prior to that date assume a hypothetical investment in Class 1 shares, reduced by the additional 0.50% annual expense that applies to Class 4 shares, 0.25% of which is payable under the Class 4 Plan of

Distribution described in the “Plan of distribution” section of the Underlying Fund’s prospectus, and 0.25% of which includes fees for administrative services provided by the insurance companies that include Class 4 shares of the Underlying Fund as an underlying investment in their variable contracts, which is described in the “Fund expenses” section of the Underlying Fund’s prospectus.
+	The index reflects reinvestment of dividends, but does not reflect any deduction for fees, expenses or taxes.
++Performance	shown through June 30, 2015, is not annualized and is not audited.

MANAGEMENT OF THE FUNDS

PSF Liquidating Fund

Pacific Life Fund Advisors LLC is the investment adviser to the PSF Liquidating Fund. The Adviser is a wholly owned subsidiary of Pacific Life Insurance Company. The address of the Adviser is 700 Newport Center Drive, Newport Beach, California 92660.

The management fee is calculated and paid to the Adviser every month. The effective management fee for the fiscal year ended December 31, 2014, was an annual rate of 0.30% of the PSF Liquidating Fund’s average daily net assets. The annual management fee, as a percentage of daily net assets and before fee waivers, is as follows:

0.75% of the first $1 billion;

0.72% of the next $1 billion;

0.69% of the next $2 billion; and

0.67% on excess.

The Adviser has agreed to waive 0.45% of its investment advisory fees for the PSF Liquidating Fund until the earlier of April 30, 2016 or such time as the PSF Liquidating Fund no longer invests substantially all of its assets in the Underlying Fund. There is no guarantee that the Adviser will continue to waive its investment advisory fees after that date. As a shareholder of the Underlying Fund, the PSF Liquidating Fund also pays an investment advisory fee, and other expenses of the Underlying Fund.

A discussion of the basis for the Board’s most recent approval of the PSF Liquidating Fund’s investment management agreement is included in the Fund’s annual report to shareholders for the fiscal period ended December 31, 2014.

Underlying Fund

The Underlying Fund’s investment adviser is Capital Research and Management CompanySM (“CRMC”). CRMC is a wholly-owned subsidiary of The Capital Group Companies, Inc. and is located at 333 South Hope Street, Los Angeles, CA 90071.

The Underlying Fund pays a management fee to CRMC. The management fee is calculated and paid to CRMC every month. Based on the Underlying Fund’s disclosure, the effective management fee for the fiscal year ended December 31, 2014, was an annual rate of 0.27% of the Underlying Fund’s average daily net assets. The annual management fee, as a percentage of daily net assets, is as follows:

0.500% on the first $600 million;

0.450% in excess of $600 million, up to $1.5 billion;

0.400% in excess of $1.5 billion, up to $2.5 billion;

0.320% in excess of $2.5 billion, up to $4 billion;

0.285% in excess of $4 billion, up to $6.5 billion;

0.256% in excess of $6.5 billion, up to $10.5 billion;

0.242% in excess of $10.5 billion, up to $13 billion;

0.235% in excess of $13 billion, up to $17 billion;

0.230% in excess of $17 billion, up to $21 billion;

0.2225% in excess of $21 billion, up to $27 billion;

0.222% in excess of $27 billion, up to $34 billion; and

0.219% in excess of $34 billion.

GENERAL INFORMATION ABOUT THIS PROXY

Solicitation of proxies

The principal solicitation will be by mail, but voting instructions also may be solicited by telephone, Internet or in person. AST Fund Solutions has been retained to assist with voting instruction activities (including assembly and mailing of materials to Contract Owners and tallying the votes). All expenses incurred in connection with the preparation of this Proxy Statement and the solicitation of instructions will be paid by the Adviser. AST Fund Solutions will be paid approximately $14,000 by the Adviser for its services in connection with this Proxy.

Management of Pacific Life has advised the Trust that it recommends that you vote “FOR” the proposed Plan of Substitution.

Voting Rights

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Trust’s Board. Holders of shares of the PSF Liquidating Fund are entitled to one vote for each share held, and a proportionate fraction of a vote for each fraction of a share held and those voting rights are being passed on to you as a Contract Owner. Shares have noncumulative voting rights. Contract Owners may vote by mail, telephone, Internet or in person. Voting instructions must be received by 10:00 a.m. Eastern Time (7:00 a.m. Pacific Time) on September 29, 2015. If you vote by mail, the voting instruction proxy card must be received at the address shown on the enclosed postage paid envelope. Contract Owners may also vote by attending the Meeting.

PLIC and PL&A will vote shares of the PSF Liquidating Fund held by each of their respective separate accounts in accordance with the proxy voting instructions received from its Contract Owners, but in the absence of voting directions in any properly executed voting instruction proxy card that is signed and timely returned, they will vote FOR the Plan of Substitution and may vote in accordance with their judgment with respect to other matters not now known to the Trust Board that may be presented at the Meeting. Abstentions will be counted as present for purposes of determining whether a quorum of shares is present at the Meeting, and will have the same effect as an instruction to vote “AGAINST” the Proposal. PLIC and PL&A will vote shares of the PSF Liquidating Fund held in each of its separate accounts for which it has not received timely instructions and/or for which a proxy card is not properly executed, in the same proportion as it votes shares held by that separate account for which it has received instructions. If no instructions are received for a separate account, PLIC and/or PL&A will vote any shares held by such separate account in the same proportion as votes cast by all of its other separate accounts in the aggregate. Shareholders and Contract Owners permitted to give instructions, and the number of shares for which such instruction may be given for purposes of voting at the meeting and any adjournments thereof, will be determined as of the Record Date. As a result of this proportional voting, a small number of Contract Owners may determine the outcome of a vote.

Contract Owners may revoke a previously submitted voting instruction proxy card at any time prior to its use by filing with Pacific Life, (PLIC or PL&A, as applicable), a written revocation or duly executed voting instruction proxy card bearing a later date. In addition, any Contract Owner who attends the Meeting in person may vote by ballot at the Meeting, thereby canceling any voting instruction previously given.

Approval of the Substitution requires the affirmative vote of a majority of the outstanding shares of the PSF Liquidating Fund, which means the lesser of (a) 67% or more of the shares of the PSF Liquidating Fund present at the meeting if more than 50% of the outstanding shares of the PSF Liquidating Fund are represented in person or by proxy at the meeting; or (b) more than 50% of the shares of the PSF Liquidating Fund. The PSF Liquidating Fund must have a quorum to conduct its business at the Meeting. Holders of 30% of the outstanding shares of the PSF Liquidating Fund present in person or by proxy shall constitute a quorum. In the absence of a quorum, a majority of outstanding shares entitled to vote, present in person or by proxy, may adjourn the meeting from time to time until a quorum is present. Shares held by shareholders present in person or represented by proxy at the meeting (including Pacific Life) will be counted both for the purpose of determining the presence of a quorum and for calculating the votes cast on any proposal before the meeting. Since Pacific Life is the owner of record of all of the outstanding shares of the PSF Liquidating Fund, it is anticipated that a quorum will be present at the meeting.

At the close of business on July 31, 2015 (the “Record Date”), there were 20,411,551.22 outstanding Class I shares of the PSF Liquidating Fund and zero outstanding Class P shares of the PSF Liquidating Fund. Therefore, this proxy has been sent only to Class I shareholders. The Class I shares of the PSF Liquidating Fund are offered as an investment medium for Pacific Life Contracts. PLIC and PL&A are the true legal owners of the Class I shares of the PSF Liquidating Fund, but are soliciting voting instructions from Contract Owners having contract value invested in the PSF Liquidating Fund (a beneficial interest) through PLIC’s and PL&A’s Separate Accounts.

As of the Record Date, PLIC (for its own General Account and its Separate Accounts) and PL&A (for its Separate Accounts) owned 19,956,907.90 and 454,643.32 shares of the PSF Liquidating Fund, respectively, which represents 97.77% and 2.23% of the PSF Liquidating Fund’s outstanding shares, respectively. To the knowledge of the Trust, as of the Record Date, no current Trustee owns 1% or more of the outstanding shares of the PSF Liquidating Fund, and the officers and Trustees own, as a group, less than 1% of the shares of the PSF Liquidating Fund. PLIC is a Nebraska corporation; PL&A is an Arizona corporation. Their principal offices are located at 700 Newport Center Drive, Newport Beach, CA 92660.

Annual Report

The Trust’s annual report for the fiscal year ended December 31, 2014 was previously sent to shareholders and is available, and the semi-annual report for the six-month period ending June 30, 2015 will be available on or about August 30, 2015, on line at www.PacificLife.com/PacificSelectFund.htm. This report is available upon request without charge by contacting the Trust by:

Regular mail:	Pacific Select Fund, P.O. Box 9000, Newport Beach, CA 92660

Express mail:	Pacific Select Fund, 700 Newport Center Drive, Newport Beach, CA 92660

Telephone:	Pacific Life Insurance Company Annuity Variable Contract Owners: 1-800-722-4448
Pacific Life Insurance Company Life Insurance Policy Owners: 1-800-347-7787

PL&A Annuity Variable Contract Owners: 1-800-748-6907
PL&A Life Insurance Policy Owners: 1-888-595-6997

The Underlying Fund’s annual report for the fiscal year ended December 31, 2014 is available, and the semi-annual report for the six-month period ending June 30, 2015 will be available on or about August 30, 2015, on-line at AmericanFunds.com/AFIS.

Other Matters to Come Before the Meeting

The Trust does not know of any matters to be presented at the Meeting other than those described in this Proxy Statement. If other business should properly come before the Meeting, PLIC and PL&A will vote thereon in accordance with their respective best judgment.

Shareholder Proposals

The Fund is not required to hold regular annual meetings and, in order to minimize its costs, does not intend to hold meetings of shareholders unless so required by applicable law, regulation, regulatory policy or if otherwise deemed advisable by the Fund’s management. Therefore, it is not practicable to specify a date by which shareholder proposals must be received in order to be incorporated in an upcoming proxy statement for an annual meeting.

IN ORDER THAT THE PRESENCE OF A QUORUM AT THE MEETING MAY BE ASSURED, PLEASE:

➢	PROMPTLY EXECUTE AND RETURN THE ENCLOSED VOTING INSTRUCTION PROXY CARD. A SELF-ADDRESSED, POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

OR

➢	VOTE TELEPHONICALLY BY CALLING (888) 227-9349.

OR

➢	VOTE ON THE INTERNET BY LOGGING ONTO WWW.PROXYONLINE.COM AND FOLLOWING THE ONLINE INSTRUCTIONS.

VOTING INSTRUCTIONS MUST BE RECEIVED BY 10:00 A.M. EASTERN TIME (7:00 A.M. PACIFIC TIME), ON SEPTEMBER 29, 2015. VOTES CAST BY MAIL NEED TO BE RECEIVED AT THE ADDRESS SHOWN ON THE ENCLOSED POSTAGE PAID ENVELOPE.

OR

➢	VOTE IN PERSON AT THE SHAREHOLDER MEETING ON SEPTEMBER 29, 2015 AT 10:00 A.M. PACIFIC TIME AT 700 NEWPORT CENTER DRIVE, NEWPORT BEACH, CA.

/s/ Jane M. Guon

Jane M. Guon

Secretary

Pacific Select Fund

August 11, 2015

APPENDIX A

PLAN OF SUBSTITUTION

This Plan of Substitution (“Plan”) dated June 24, 2015 is made by and among Pacific Life Insurance Company (“PLIC”), a life insurance company domiciled in the State of Nebraska, Pacific Life & Annuity Company, a life insurance company domiciled in the State of Arizona (each of which may be referred to herein as an “Insurance Company” and, collectively, as the “Insurance Companies”), and Pacific Select Fund, a Massachusetts business trust (the “Trust”). The Insurance Companies offer variable annuity and variable life insurance products through separate accounts (each a “Separate Account”). The Separate Accounts are segregated investment accounts that fund each Insurance Company’s individual variable annuity and variable life insurance contracts (each a “Contract”). Each Separate Account is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940, as amended (the “Investment Company Act”), or is exempt from such registration.

Payments made to a Separate Account under a Contract are allocated to one or more subaccounts (each a “Subaccount”) of the Separate Account. Each Subaccount invests in shares of an open-end management investment company registered under the Investment Company Act. The Plan is intended to accomplish the substitution of shares of the American Funds Growth-Income Portfolio of the Trust (the “Existing Portfolio”) in which a Subaccount of each Separate Account currently invests, with Class 4 shares of the Growth-Income Fund of the American Funds Insurance Series (the “Substitute Portfolio”).

WHEREAS, the Trust’s Board of Trustees (the “Board”), has determined that if this Plan of Substitution is approved by Contract Owners (as defined below), it is in the best interests of the Existing Portfolio and its shareholders to liquidate the Existing Portfolio (the “Liquidation”);

WHEREAS, each Insurance Company has advised the Board that, in connection with the liquidation and substitution of the Portfolio, each Insurance Company has agreed to remove the Existing Portfolio as an investment option offered through the Contracts, and that each desires to substitute for the interest of holders of such Contracts (the “Contract Owners”) in the Existing Portfolio Class 4 shares of the Substitute Portfolio, pursuant to this Plan, and that each has requested that liquidation of the Existing Portfolio be made contingent upon approval by the Existing Portfolio, by the affirmative vote of the holders of a “majority of the outstanding voting securities” of the Existing Portfolio, which, as defined in the Investment Company Act, means the lesser of (A) 67% or more of the shares of the Existing Portfolio present at a meeting, if the holders of more than 50% of the outstanding shares of the Existing Portfolio are present or represented by proxy, or (B) more than 50% of the outstanding shares of the Existing Portfolio. The Existing Portfolio must have a quorum to conduct its business at the Meeting. Holders of 30% of the outstanding shares of the Existing Portfolio present in person or by proxy shall constitute a quorum. Shares held by shareholders present in person or represented by proxy at the meeting (including the Insurance Companies) will be counted both for the purpose of determining the presence of a quorum and for calculating the votes cast on any proposal before the meeting; and

WHEREAS, the Trust has advised each Insurance Company that it will make the liquidation of the Existing Portfolio contingent upon approval by the affirmative vote of the holders of a majority of the outstanding voting securities of the Existing Portfolio of this Plan and any amendments in connection therewith;

NOW THEREFORE, the substitution of a Contract Owner’s interest in the Existing Portfolio with an interest in the Substitute Portfolio shall be carried out in the manner hereinafter set forth:

1. EFFECTIVE DATE OF PLAN. The Plan shall become and be effective with respect to the Existing Portfolio only upon the adoption and approval of the Plan, at a meeting of shareholders called for the purpose of voting upon the Plan, by the affirmative vote of the holders of a majority of the outstanding voting securities (as defined above) of the Existing Portfolio. The date of such adoption and approval of the Plan by the Existing Portfolio is hereinafter called the “Effective Date.”

2. SPECIAL MEETING OF SHAREHOLDERS. The Trust shall provide each of the Contract Owners having an interest in shares of the Existing Portfolio held by the Separate Accounts with proxy materials containing all information necessary to make an informed judgment about the Plan. Each Insurance Company, as one of the record owners of all of the issued and outstanding shares of the Existing Portfolio, shall vote its shares in accordance with the instructions received from its Contract Owners. If a Contract Owner’s voting instruction proxy card is not properly executed when voting by mail, or if a Contract Owner does not vote at all, the votes will be cast by each Insurance Company on behalf of the pertinent Separate Account in the same proportion as it votes shares held by that Separate Account for which it has received instructions, if other votes are received for that Separate Account. If no other votes are received for a particular Separate Account, votes will be cast by the applicable Insurance Company in the same proportion as votes cast by all of that applicable Insurance Company’s other Separate Accounts in the aggregate. Shares of the Existing Portfolio held by PLIC for its own account shall then be voted in the same proportion as the votes cast by all of its Separate Accounts in the aggregate.

3. SUBSTITUTION. On or before October 30, 2015, the Insurance Companies shall redeem shares of the Existing Portfolio in exchange for the Existing Portfolio’s holdings in Class 1 shares of the Substitute Portfolio, in complete liquidation of the Existing Portfolio. The Insurance Companies shall then exchange the Class 1 Shares of the Substitute Portfolio with Class 4 Shares of the Substitute Portfolio, for the benefit of Contract Owners having an interest in the Existing Portfolio at the time of substitution (such redemption and exchange is referred to herein as the “Substitution”). The Substitution will take place at relative net asset value with no change in the amount of any Contract Owner’s accumulated value or in the dollar amount of his or her investment in the applicable Separate Account.

4. CONDITIONS APPLICABLE TO THE SUBSTITUTION. The Substitution is subject to the following conditions:

(a) Contract Owners shall not incur any redemption fees or sales charges in connection with or as a result of the Substitution transactions, nor shall their rights or Insurance Company’s obligations under any Contract be altered.

(b) The following expenses incurred in connection with the Substitution shall be paid by Pacific Life Fund Advisors LLC: preparation of the proxy statement, printing and distributing the proxy materials, the costs of soliciting and tallying voting instructions and any necessary filings with the SEC, legal fees, accounting fees, and expenses of holding shareholders’ meetings. Brokerage fees and certain other transaction costs associated with the sale of holdings of the Existing Portfolio prior to the Liquidation, whether or not in connection with the liquidation of the Existing Portfolio, and any brokerage fees and transaction costs associated with the purchase of portfolio holdings by the Substitute Portfolio as a result of the Substitution, are not considered expenses of the Substitution.

(c) The prospectus for the Existing Portfolio will be updated by means of a supplement that briefly describes the Board’s approval of the Plan of Liquidation and the submission of the Plan of Substitution to shareholders and identifies the Substitute Portfolio.

(d) The current summary prospectus of the Substitute Portfolio will be sent to the Contract Owners with the proxy statement that seeks approval of the Plan.

(e) Contract Owners with beneficial interests in the Existing Portfolio shall be furnished with notice of and information about the Substitution in the form of a supplement to the Contract.

(f) Upon completion of the Substitution, each Insurance Company shall take all actions necessary to eliminate the Subaccounts of each Separate Account investing in shares of the Existing Portfolio.

5. FAILURE TO OBTAIN APPROVAL ON BEHALF OF THE EXISTING PORTFOLIO. In the event that the Plan is not approved by the shareholders of the Existing Portfolio, this Plan shall not apply; and each Insurance Company shall notify all Contract Owners, in writing, that the Plan was not approved.

SIGNATURES

PACIFIC SELECT FUND for the American Funds Growth-Income Portfolio:

By:
Name: Robin S. Yonis Title: Vice President and General Counsel

By:
Name: Laurene E. MacElwee Title: Vice President and Assistant Secretary

PACIFIC LIFE INSURANCE COMPANY

By:
Name: Mary Ann Brown Title: Executive Vice President

By:
Name: Jane M. Guon Title: Vice President and Secretary

PACIFIC LIFE & ANNUITY COMPANY

By:
Name: Mary Ann Brown Title: Executive Vice President

By:
Name: Jane M. Guon Title: Vice President and Secretary

ADDITIONAL FUNDS OF PACIFIC SELECT FUND (AS OF JUNE 30, 2015)

B-1

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. PLEASE CAST YOUR PROXY VOTE TODAY!

AMERICAN FUNDS GROWTH-INCOME PORTFOLIO

OF THE PACIFIC SELECT FUND

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS – SEPTEMBER 29, 2015

The undersigned owner of a variable life insurance policy or variable annuity contract (collectively, “variable contracts”) issued or administered by Pacific Life Insurance Company (“PLIC”) and funded by separate accounts (“Separate Accounts”) of PLIC and Pacific Life & Annuity Company (“PL&A”), hereby instructs PLIC and PL&A, on behalf of their respective pertinent Separate Accounts, to:

(1) Vote the shares of the American Funds Growth-Income Portfolio of the Pacific Select Fund (the “Trust”) attributable to his or her variable contract at the special meeting of shareholders (the “Meeting”) of the Trust to be held at 10:00 a.m. Pacific Time, on September 29, 2015 at 700 Newport Center Drive, Newport Beach, California, 92660, and at any adjournment thereof, as indicated, with respect to the matters referred to in the proxy statement for the Meeting; and

(2) Vote upon such other matters as may properly come before the Meeting or any adjournment thereof in discretion of Pacific Life and PL&A.

Do you have questions? If you have any questions about how to vote your proxy or about the meeting in general, please call toll-free 1-866-406-2290. Representatives are available to assist you Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

The proxy statement for this meeting is available at: proxyonline.com/docs/pacificselect2014.pdf

American Funds Growth-Income Portfolio of the Pacific Select Fund	PROXY CARD

VOTING INSTRUCTIONS MUST BE RECEIVED BY 10:00 a.m. EASTERN TIME (7:00 a.m. PACIFIC TIME), SEPTEMBER 29, 2015

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. The signer(s) acknowledges receipt of the proxy statement. Your signature(s) on this proxy card must be exactly as your name(s) appear on this proxy (reverse side). If the shares are held jointly, each holder must sign this proxy card. Attorneys-in-fact, executors, administrators, trustees or guardians must indicate the full title and capacity in which they are signing.

SIGNATURE (AND TITLE IF APPLICABLE)	DATE

SIGNATURE (IF HELD JOINTLY)	DATE

This proxy is solicited on behalf of the Trust’s Board of Trustees. When properly executed, this proxy will be voted as indicated or if no choice is indicated, this Proxy will be voted “For” the proposal. If this voting instruction proxy card is not properly executed when voting by mail, or if you do not vote at all, your votes will be cast by PLIC and/or PL&A, as applicable, on behalf of the pertinent Separate Account in the same proportion as it votes shares held by the Separate Account for which it has received voting instructions, if other votes are received for that Separate Account. If no other votes are received for a Separate Account, your votes will be cast by PLIC and/or PL&A, as applicable, in the same proportion as other votes cast by all of its respective Separate Accounts in the aggregate.

MANAGEMENT OF PACIFIC LIFE INSURANCE COMPANY AND PACIFIC LIFE & ANNUITY COMPANY RECOMMEND THAT YOU VOTE “FOR” THE PROPOSAL.

TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ●

	FOR	AGAINST	ABSTAIN
1.

To approve the Plan of Substitution providing for the Substitution of the Pacific Select Fund American Funds Growth-Income Portfolio with Class 4 shares of the American Funds Insurance Series Growth-Income Fund.

THANK YOU FOR VOTING